UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2009

GOLDEN OVAL EGGS, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East P.O. Box 615 Renville, MN	56284
(Address of principal executive offices)	(Zip Code)

(320) 329-8182
Registrant’s telephone, number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities

On February 24, 2009, in consideration for services provided by the managers to the Company, the Board of Managers of the Company awarded 12,000 Class A Units of the Company (in the aggregate) to the managers of the Company. Also on February 24, 2009, in consideration for services provided by the officers of the Company to the Company, the Board of Managers of the Company awarded 11,514 Class A Units of the Company (in the aggregate) to the managers of the Company. The Class A Units will be issued to the managers and officers pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  (Pursuant to the requirements of Item 3.02 of Form 8-K, the Company became obligated to report the actions described in this section only upon the completion of the events described in Item 5.03 below.)

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 2, 2009, the Board of Managers of Golden Oval Eggs, LLC (the “Company”) ratified the Amendment to Certificate of Designation of Class A Convertible Preferred Units (the “Certificate Amendment”) which is described below.

Background

As previously disclosed by the Company, on May 23, 2006, the Company entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Land O’ Lakes, Inc. (“LOL”) and certain other parties. On February 15, 2008, the Agreement was amended (the “Purchase Agreement Amendment”) to reduce the purchase price under the Purchase Agreement. In connection with the Purchase Agreement Amendment, the Company issued LOL a warrant (the “2008 Warrant”) to purchase 880,492 of its newly-created Class A Convertible Preferred Units. The Board of Managers of the Company adopted the Certificate of Designation of Class A Convertible Preferred Units (as amended, the “Certificate) on February 15, 2008 to provide for the rights and preferences of the Class A Preferred Units which have been previously disclosed.

Certificate Amendment

The Certificate Amendment provides that if there is a purchase agreement executed by the Company with Rembrandt Enterprises, Inc. for the sale of all or substantially all of the assets of the Company (the “Rembrandt Transaction”) and the 2008 Warrant has been exercised, then the Class A Convertible Preferred Units shall be converted to the same number of Class A Common Units and following the conversion the holder shall be entitled to receive a payment of $6,447,214.78 from the Company (the “Conversion Payment”) within 30 days after closing of the Rembrandt Transaction.

Upon conversion, the Class A Common Units issuable upon the exercise of the 2008 Warrant shall become issued and outstanding, in which case the holder will have all of the financial and governance rights associated with ownership of Class A Common Units. Effective upon such a conversion of the Class A Convertible Preferred Units to Class A Common Units, the rights and preferences related to the Class A Convertible Preferred Units shall cease.

In the event that the Rembrandt Transaction does not occur, then the conversion to Class A Common Units shall be rescinded and the holder shall again hold Class A Convertible Preferred Units with all of the rights and preferences of Class A Convertible Preferred Units as provided under the Certificate and the Amended and Restated Limited Liability Company Agreement of Golden Oval Eggs, LLC.

Except as amended by the Certificate Amendment, the terms of the Certificate remain unchanged and are as previously disclosed by the Company. Except as provided in the Certificate, the interests of the Class A Preferred Units and the rights of the holder of Class A Preferred Units are equal in all respects to those of the Class A Common Units and holder of Class A Common Units of the Company.

The summary of the Certificate Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to such document, which is included as Exhibit 3.6 of Item 9.01 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Description
3.6	Amendment to Certificate of Designation of Class A Convertible Preferred Units of Golden Oval Eggs, LLC effective as of March 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

	By	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer
Dated: March 6, 2009